UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2011

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Hampton Roads Bankshares, Inc. (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, issued a press release today announcing that on April 27, 2011, the Company plans to implement a 1-for-25 reverse stock split (the “Reverse Stock Split”) of all outstanding shares of the Company’s common stock (the “Common Stock”).  The Company will not issue fractional shares. Instead, the number of shares issued to each shareholder will be rounded up to the nearest whole number if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number.  A copy of the press release is incorporated herein by reference from Exhibit 99.1 hereto.

As previously reported in the Company’s Current Report on Form 8-K filed on November 19, 2010, the Company received a letter on November 17, 2010 (the “Notification Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it no longer met NASDAQ’s continued listing requirement under Listing Rule 5450(a)(1) (the “Bid Price Rule”)  The Notification Letter stated that the minimum bid price of the Company’s common stock had traded below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the Bid Price Rule.

The Notification Letter had no effect at that time or now on the listing of the Company’s common stock on the NASDAQ Global Select Market and the Company’s common stock continues to trade on the NASDAQ Global Select Market under the symbol “HMPR.”  The Notification Letter stated that the Company would be afforded 180 calendar days, or until May 16, 2011, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days. If the Company does not regain compliance by May 16, 2011, NASDAQ will provide written notification to the Company that the Company’s common stock will be subject to delisting from the NASDAQ Global Select Market.

The Company believes that implementation of the Reverse Stock Split will enable the Company to regain compliance with the Bid Price Rule.  At the Company’s 2010 annual meeting held on September 28, 2010, the Company’s common shareholders approved the Reverse Stock Split and granted the Company’s Board of Directors the discretion to determine the appropriate ratio of the Reverse Stock Split within the range of ten to thirty shares of issued and outstanding Common Stock to be combined into one share of new Common Stock.

The information contained in this item, including that which is incorporated by reference, is being furnished to the Securities and Exchange Commission.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

Ex. 99.1                      Press Release, dated March 31, 2011.

Caution about Forward-Looking Statements

Certain information contained above and in the attached discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s ability to regain compliance with the Bid Price Rule and the timing and potential implementation of the Reverse Stock Split.  There can be no assurance that the Company will be able to implement the Reverse Stock Split or regain compliance with the Bid Price Rule or successfully appeal any potential delisting determination.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other filings made with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: March 31, 2011	By:	/s/ John A. B. Davies, Jr.
John A. B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 99.1                      Press Release, dated March 31, 2011.